ASSET PURCHASE AGREEMENT

            THIS ASSET PURCHASE AGREEMENT made this 30th day of October, 2002, by and between Angela Enterprises, Inc., a New Hampshire Corporation with a mailing address of  94 Magnum Road, Gilford, New Hampshire and Sabrina Weight Loss & Wellness of Canada, Inc., a Canadian Corporation with a mailing address of  94 Magnum Road, Gilford, New Hampshire (hereinafter collectively referred to as "Seller") and Weight Loss Forever International, Inc., a publicly traded Nevada Corporation, with a mailing address of  300 International Parkway, Suite 100, Heathrow, Florida (hereinafter "Buyer").  (Buyer and Seller shall be collectively referred to as “parties”).

RECITALS

                        A.        The Seller is the current owner of certain assets involving weight loss clinics, including but not limited to all right, title and interest in and to all franchising agreements, service marks, trademarks, trade names, copyrights, logos, domain names, websites, and all other intellectual property rights and the rights to the names Beverly Hills Weight Loss and Wellness and Roseglen Weight Loss & Wellness (hereinafter the "Assets");

                        B.         The parties have entered into an agreement whereby the Seller agrees to sell, and the Buyer agrees to purchase all of the Assets as more specifically set forth on Exhibit A attached hereto; and

                        C.        Buyer specifically does not purchase the Seller's cash, accounts receivable, nor the Seller's stock and related liabilities.

AGREEMENT

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

            1.         PROPERTY CONVEYED:  Seller agrees to convey all of the Assets more specifically set forth on Exhibit A to Buyer and attaches hereto an Instrument of Transfer and Assignment attached as Exhibit B memorializing said conveyance.  The Buyer shall be solely responsible for all costs of transferring the Assets, except for Seller’s legal and accounting costs.

            2.         PRICE:  In consideration for the transfer of the Assets, the Buyer agrees to issue Six Million Two Hundred Thousand (6,200,000) Shares of restricted common stock of Buyer.  The stock shall be issued at Closing in the following manner:

                       a.         Two Hundred Thousand (200,000) Shares shall be issued to Angela Enterprises, Inc.; and

                        b.        Six Million (6,000,000) Shares shall be issued to Bolianites Enterprises, LLC.

            3.         ASSIGNMENT OF TRADE NAME:  The Seller agrees to assign to the Buyer, or to relinquish, all right, title, and interest to any trade names currently held by Seller. Seller shall execute an assignment of trade name for each trade name as required by Buyer or the issuing authority.

            4.         LIABILITIES:  The Buyer shall not and does not assume any liability or obligation of the Seller.

            5.         ACCOUNTS RECEIVABLE:  The Buyer shall use all reasonable efforts to collect all accounts receivable due the Seller from franchisees.  Buyer shall pay over to Angela Enterprises, Inc., or its assignee, all funds collected, and shall on a monthly basis provide to Angela Enterprises, Inc., or its assignee, a report of the status of the accounts receivable.

            6.         BOARD OF DIRECTORS AND CONSULTING:  The principal of Bolianites Enterprises, LLC shall accept the offer of a seat on the Board of Directors of the Buyer’s public company for a period of three (3) years, and shall receive Options and Warrants for additional restricted common stock at the highest level awarded by the Buyer for such positions.  Following the initial three (3) year term, the principal may continue to serve on the Board for successive one (1) year terms, upon the parties’ mutual agreement.  In addition, Bolianites Enterprises, LLC shall be retained as a consultant to Buyer for a period of five (5) years upon such terms and conditions as set forth on the Consulting Agreement attached hereto as Exhibit C.

            7.         STOCK RIGHTS AND RESTRICTIONS:  The Buyer shall make every effort to minimize the restrictions on the common stock issued pursuant to this Agreement.   At a minimum, the restrictions placed upon the common stock issued pursuant to this Agreement shall be no more restrictive than the restrictions placed upon the stock of the Directors of the Buyer, except as set forth in Rule 144.  The form of the common stock issued pursuant to this Agreement shall be voting common stock and shall carry with it tag-along rights and piggy back rights in the event of a sale, secondary offering or merger.

            8.         CONTINUED OPERATION OF CERTAIN FRANCHISE LOCATIONS:   The parties agree and acknowledge that Mr. Bolianites, either personally or through an entity, owns a franchise center located at 2075 South Willow Street, Manchester, New Hampshire and shall pay no royalties, yet shall continue to receive all benefits as set forth in the applicable Franchise Agreement, so long as Mr. Bolianites, or a relative of Mr. Bolianites, has a controlling ownership interest in the Franchise.

            9.         WARRANTIES BY SELLER:  The Seller warrants and represents, to the best of its knowledge, the following:

                        a.         Seller has full power and authority to enter into this Agreement and to execute all documents anticipated hereby.

                        b.         Seller shall deliver the Assets free and clear of any and all liens, encumbrances and security interests of whatever nature, except as specifically disclosed on Exhibit D.

                        c.         Effective October 20, 2002, Buyer shall have full right, title and interest in and to all of the Assets.

                        d.         Seller is not a party to any employment agreement, labor union agreement, pension, profit sharing, retirement, bonus, insurance, or similar plan with respect to any employee of Seller, except as specifically set forth on Exhibit E.

                        e.         Seller is not a party to any contract or other obligation that will extend beyond the date of Closing, except for the franchise agreements, or as otherwise specifically set forth on Exhibit F.

                        f.          Seller is not aware of any actions, suits or proceedings pending, threatened or outstanding against it, and there are no judgments, liens or attachments, executions or other proceedings pending or threatened, or outstanding against Seller.

                        g.         Seller is not aware of any contingent liabilities or potential lawsuits or other claims against it as a result of operations or conduct of the business.

                        h.         Seller has paid, or will pay, all taxes, whether federal, state or local, and all unemployment compensation insurance and workman's compensation insurance.

                        i.          Seller has full power and authority to own the Assets and to conduct its business as now carried on, and to carry out and perform the undertakings and obligations provided herein.  The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Assets by reason of the provisions of any contract, lien, lease, agreement, instrument or judgment to which Seller is a party or which is or purports to be binding upon the Seller or which affects or purports to affect the Assets.

                        j.          No action, approval, consent or authorization, including without limitation any action, approval or consent of any governmental or quasi-governmental agency, commission or board is necessary for the Seller to constitute this Agreement as a binding and enforceable obligation of the Seller or to consummate the transactions contemplated hereby.

                        All of the above-recited statements, representations and warranties are true and accurate as of the date hereof.

            10.       WARRANTIES BY BUYER: The Buyer warrants and represents that, to the best of its knowledge, the following:

                        a.         Buyer has full power and authority to enter into this Agreement and to execute all documents anticipated hereby.

                        b.         Buyer is not aware of any actions, suits or proceedings pending, threatened or outstanding against it, and there are no judgments, liens or attachments, executions or other proceedings pending or threatened, or outstanding against Buyer.

                         c.         For a period of five (5) years from the Closing, Buyer shall conduct the business of the Seller in a fashion reasonably similar to the way it has been conducted to date, including, but not limited to providing support and maintenance for the franchises, and maintaining any additional agreements, territorial rights, trade names and logos.

            11.       CONDITIONS PRECEDENT:  The obligations of the Buyer to close hereunder are subject to, at the Buyer's option, the following conditions:

                        a.         All of the terms, covenants and conditions to be complied with or performed by Seller under this Agreement on or before the Closing shall have been complied with.

                        b.         All representations and warranties of Seller herein are true in all material respects as of the date of Closing.

                        c.         On the date of Closing there shall be no liens or encumbrances against the Assets, except as set forth on Exhibit D.

            12.       OUTSTANDING DEBTS OF THE BUSINESS:  The Seller agrees that all outstanding debts due prior to the Closing shall remain the responsibility of the Seller.

            13.       INDEMNIFICATION:  The Seller shall indemnify and hold harmless the Buyer for all losses, claims or damages arising due to the operation of the business prior to Closing.  The Buyer shall indemnify and hold harmless the Seller for all losses, claims or damages arising due to the operation of the business after the Closing.   Any indemnification required by this Paragraph 13 shall include, but is not limited to reasonable attorneys’ fees and costs.

            14.       CLOSING:  The Closing shall occur on or before October 31, 2002 in a manner mutually satisfactory to the Parties.

            15.       EFFECTIVE DATE:  Regardless of the Closing Date set forth herein, the terms of this Agreement and the transactions contemplated herein shall be effective as of October 20, 2002.

            16.       BROKERAGE:  The parties represent and agree that this transaction did not involve a broker and any broker claiming under either party shall be the sole responsibility of the party under whom the broker makes a claim.

            17.       NOTICES: All notices under this Agreement shall be in writing.  They shall be sent by fax; registered U.S. mail, return receipt requested; e-mail; or any other form as determined by the Parties.  Notices shall be deemed to have been received when actually received.  If to Seller or Bolianites Enterprises, LLC, a copy shall be sent to Jason M. Craven, Esquire, 799 Mammoth Road, Manchester, New Hampshire 03104, (603) 296-0800 phone, (603) 626-0046 fax; cravenlaw@msn.com e-mail.

            18.       APPLICABLE LAW:  This Agreement and any transaction between the Seller and Buyer hereunder shall be governed and construed in accordance with the laws of the State of Florida.

            19.       AMENDMENT OF AGREEMENT:  This Agreement shall not be deemed or construed to be modified, amended, superseded, canceled, or waived in whole or in part, except by written amendment, signed by the Seller and the Buyer which specifically states that such modification, amendment, cancellation or waiver is made pursuant to this Section.

            20.       SEVERABILITY:  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted, except in cases where such unenforceable provision is a basic prerequisite for any party or both parties to enter into this Agreement, in which event the parties will negotiate in good faith to substitute provisions consistent with the intent of the unenforceable provision.

            21.       REMEDIES UPON BREACH:  In the event of breach of this Asset Purchase Agreement or the Consulting Agreement attached hereto as Exhibit C, the Seller and Bolianites Enterprises, LLC shall be entitled to assert all remedies available at law or in equity, or, in the alternative, the Seller and Bolianites Enterprises, LLC shall be entitled to the return of all of the Assets transferred pursuant hereto, provided that the Six Million Shares of Stock issued pursuant to this Agreement are simultaneously returned to Buyer in accordance with the schedule set forth in Section 5 of the Consulting Agreement.

            22.       BINDING EFFECT:  This Agreement shall be binding on the heirs, executors, successors and assigns of the parties.

            23.       ATTORNEY'S FEES:  In the event that either party materially breaches this Agreement or any of the obligations or undertakings which form a part of it, the breaching party as part of any award shall be obligated to reimburse the non-breaching party for its reasonable attorney's fees and costs incurred as a result of such breach.

            24.       ENTIRE AGREEMENT:  This Agreement, along with all Exhibits attached hereto, constitutes the entire agreement between the parties.  This Agreement supersedes all proposals, oral or written and all negotiations, conversations, or discussions heretofore held between the parties related to this Agreement.  The parties hereto acknowledge that they have not been induced to enter into the Agreement by any representations or statements, oral or written, not expressly contained herein.

            25.       CONTINUING OBLIGATION OF SELLER:  The Seller shall, for a period of six (6) months following Closing, execute and deliver any additional documents necessary to complete the transactions contemplated hereby.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.

                                                                        SELLER:

                                                                        ANGELA ENTERPRISES, INC.

_________________________          By:       _____________________________________

Witness                                                            Charles G. Bolianites, President

                                                                        Duly Authorized

                                                                        SABRINA WEIGHT LOSS & WELLNESS

                                                                                    OF CANADA, INC.

_________________________          By:       _______________________________________

Witness                                                            Charles G. Bolianites, President

                                                                        Duly Authorized

                                                                        BUYER:

                                                                        WEIGHT LOSS FOREVER INTERNATIONAL, INC.

_________________________          By:       _____________________________________

Witness                                                            Christopher M. Swartz, Secretary

                                                                        Duly Authorized

EXHIBIT A

BUSINESS AND ASSETS

            The following are all the Assets to be conveyed by Seller to Buyer hereunder:

            1.     All right, title and interest in and to all franchise agreements and relates rights held by the Seller as of October 20, 2002.

            2.     The Trade Names: Beverly Hills Weight Loss & Wellness; and Roseglen Weight Loss & Wellness

            3.     Good will;

            4.  All "hard goods" including, but not limited to all printed material and advertising material;

            5.  Other:  NONE

EXHIBIT B

BILL OF SALE

            THIS BILL OF SALE is issued this 30th day of October, 2002, by Angela Enterprises, Inc, a New Hampshire corporation, and Sabrina Weight Loss & Wellness of Canada, Inc., a Canadian corporation both of Gilford, New Hampshire, (“Seller”) pursuant to a certain Asset Purchase Agreement of near or even date hereby sells, assigns and transfers to Weight Loss Forever International, Inc., a Nevada corporation, the following:

            1.     All right, title and interest in and to all franchise agreements and related rights held by the Seller as of October 20, 2002.

            2.     The Trade Names: Beverly Hills Weight Loss & Wellness; and Roseglen Weight Loss & Wellness.

            3.     Good will.

            4.    All "hard goods" including, but not limited to printed material and advertising material.

            Executed this 30th day of October, 2002.

                                                                        ANGELA ENTERPRISES, INC.

                                                            By:       _____________________________

                                                                        Charles G. Bolianites, President

                                                                        Duly Authorized

                                                                        SABRINA WEIGHT LOSS & WELLNESS

                                                                                    OF CANADA, INC.

                                                            By:       _______________________________

                                                                        Charles G. Bolianites, President

                        Duly Authorized

EXHIBIT C

CONSULTING AGREEMENT

            THIS AGREEMENT is made and entered into this 30th day of October, 2002, by and between Weight Loss Forever International, Inc., a Nevada corporation of 300 International Parkway, Suite 100, Heathrow, Florida (hereinafter "Vendor”), and Bolianites Enterprises, LLC, a New Hampshire limited liability company of Gilford, New Hampshire (hereinafter "Consultant").

RECITALS

            WHEREAS, Vendor is engaged, inter alia, in the business of weight loss franchising and distribution; and

            WHEREAS, Consultant is qualified to provide necessary support and assistance to Vendor with its weight loss franchising and distribution business; and

            WHEREAS, Vendor and Consultant are, directly or indirectly, parties to a certain Asset Purchase Agreement entered into of near or even date of which this Consulting Agreement is an integral part; and

            WHEREAS, Vendor and Consultant desire to promote their mutual interests by imposing certain restrictions and/or obligations upon themselves.

            NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

            1.         Term:  The term of this Consulting Agreement shall be for a period of five (5) years beginning October 20, 2002 and terminating on October 19, 2007.  Unless either party provides written notification to the other of its intent not to renew at least ninety (90) days prior to the expiration of any term hereof, this Agreement shall automatically renew for an additional five (5) year term.

            2.         Compensation:  Vendor shall pay to the Consultant an annual fee equal to Seventy Five Thousand Dollars ($75,000.00) guaranteed by Vendor for five (5) years.  Such fee shall be paid in monthly installments of Six Thousand Two Hundred Fifty Dollars ($6,250.00) on the first of each month beginning December 1, 2002 (the first installment shall include a pro rated amount from the effective date).  In addition, the Consultant shall be entitled to commissions equal to ten percent (10%) of the gross purchase price for all transactions involving new acquisitions by Vendor in which the Consultant was instrumental.  All commissions shall be paid within fifteen (15) days of closing of any such transaction and shall be payable to Consultant in cash or, if the purchase price is not cash, by way of a pro rata portion of the consideration paid.  Furthermore, on an annual basis the Vendor and Consultant shall review the productivity of the business operated under the trade name Beverly Hills.  In the event that the gross income realized from the clinics/locations operated under the Beverly Hills name falls below Three Hundred Thousand Dollars ($300,000.00) for the preceding twelve (12) month period, then the Consultant’s annual compensation may be proportionally adjusted.

            3.         Expense Reimbursement:  Consultant shall submit to Vendor a request for reimbursement for all expenses incurred for the ultimate benefit of the Vendor, including, but not limited to all travel expenses.  Consultant shall submit any such expenses, along with reasonable supporting documentation, on a monthly basis and Vendor shall reimburse Consultant for any such expenses within fifteen (15) days of submission.

            4.         Consultant’s Duties and Obligations:  The Consultant shall assure that its principal serve on the Board of Directors of the Vendor for a period of three (3) years.  Following the initial three (3) year term, the principal of the Consultant may continue to serve on the Board for successive one (1) year terms, upon the mutual agreement of the Consultant and the Vendor.   In addition to the compensation set forth above, the principal shall receive Options and Warrants for additional restricted common stock at the highest level awarded by the Vendor for such positions.  In addition to serving on the Board of Directors, the Consultant shall have such other duties and obligation as agreed to between the Consultant and the Vendor, from time to time.

            5.         Termination: In addition to the expiration of the term of this Agreement, this Agreement may be terminated as follows:

                        a.                   By Vendor:  Vendor shall be entitled to terminate this Consulting Agreement, for Cause, by providing sixty (60) days written notice to Consultant.  “Cause” shall be defined as the commission of fraud, theft, embezzlement, or an act of serious, criminal, moral turpitude that adversely affects the Vendor.

                        b.                  By Consultant:  Consultant may terminate this Agreement at any time, with or without cause, by providing sixty (60) days written notice to Vendor.  Any such termination shall forfeit any further rights to receive compensation hereunder.

            6.         Breach of Agreement:  A breach of this Agreement by Vendor shall constitute a breach of the Asset Purchase Agreement between the parties and shall entitle the Consultant, to all remedies available at law or in equity, or, in the alternative to demand the return by Vendor of all of the Assets transferred pursuant to the Asset Purchase Agreement, provided the simultaneous return by the Consultant of the Shares of common stock of the Vendor issued to the Consultant.  In the event of breach, Vendor shall have ninety (90) days to cure from the date of written notice from Consultant.  In the event of an uncured breach, where Consultant elects the return of the Assets, the number of Shares returned to the Vendor shall be as follows:  if breach occurs during year one of the Agreement, 4,000,000 shares shall be returned; if occurring during years two and three, 2,000,000 shares will be returned; and if after year three, no shares will be returned.    In the event that the Consultant does not possess sufficient Shares to return as required above, the Consultant may, at the sole discretion of the Consultant, purchase the required shares in the open market at prevailing market rates, pay the Vendor the market value of the Shares (average of bid and ask), or remit the proceeds received by Consultant in the disposition of the Shares, provided that the Shares were sold in an arms’ length transaction.

            7.         Restrictive Covenant:  Consultant hereby agrees to a restrictive covenant restricting it from participating in the weight loss clinic business, except as expressly permitted by this Agreement and/or the Asset Purchase Agreement, for so long as this Consulting Agreement remains in full force and effect and has not been terminated by either party.

            8.         Applicable Law: This Agreement and any transaction between Vendor and Consultant hereunder shall be governed and construed in accordance with the laws of the State of  Florida.

            9.         Amendment of Agreement:  This Agreement shall not be deemed or construed to be modified, amended, superseded, cancelled, or waived in whole or in part, except by written amendment, signed by Vendor and Consultant which specifically states that such modification, amendment, cancellation or waiver is made pursuant to this Section.

            10.       Entire Agreement:  This Agreement constitutes the entire Agreement between the parties hereto, in conjunction with the terms of the Asset Purchase Agreement between the parties.  This Agreement supersedes all proposals, oral or written and all negotiations, conversations, or discussions heretofore held between the parties related to this Agreement.  The parties hereto acknowledge that they have not been induced to enter into the Agreement by any representations or statements, oral or written, not expressly contained herein.

            11.       Severability: In the event that any of the provisions of this Agreement are or become invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not be in any way affected.

            IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

WEIGHT LOSS FOREVER INTERNATIONAL, INC.

By:       ___________________________                  _____________________________

            Christopher M. Swartz, Secretary                     Witness

            Duly Authorized

BOLIANITES ENTERPRISES, LLC

By:       ___________________________                  _____________________________

            Charles G. Bolianites, Member                         Witness

            Duly Authorized

EXHIBIT D

LIENS, ENCUMBRANCES AND SECURITY AGREEMENTS

The following are all liens, encumbrances and security interests of whatever nature currently existing with respect to the Business and the Assets (if none, insert "NONE"):

NONE

EXHIBIT E

EMPLOYMENT AGREEMENTS, ETC.

            The following are all employment agreements, labor union agreements, pension, profit sharing, retirement, bonus, insurance, or similar plans with respect to any employee of the Business to which the Seller is a party (if none, insert "NONE"):

NONE

EXHIBIT F

CONTRACTS, ETC. EXTENDING BEYOND CLOSING

            The following are all contracts or other obligations related to the Business that will extend beyond the date of Closing (if none, insert "NONE"):

NONE, other than the franchise agreements identified as Assets herein.